For Immediate Release

Contacts:
Darby Dye Investor Relations–US 510 360 2302 ddye@scmmicro.com	Manfred Mueller Investor Relations–Europe +49 89 9595 5140 mmueller@scmmicro.de

SCM MICROSYSTEMS ANNOUNCES COMPLETION OF TRANSACTION TO SELL ITS DIGITAL TV SOLUTIONS BUSINESS
TO KUDELSKI

Fremont, Calif. – May 23, 2006 – SCM Microsystems, Inc. (Nasdaq: SCMM; Prime Standard: SMY), a leading provider of solutions that open the Digital World, today announced that it has completed the sale of its Digital TV solutions business to Kudelski S.A. (SWX Swiss Exchange: KUD) for total consideration of $11 million. The transaction was initially announced on April 6, 2006. The consideration includes up to $2 million payable subject to the successful completion of certain product development milestones that are expected to be completed by Kudelski subsequent to the close of the transaction; however, no assurance can be given that these milestones will be achieved.

Under the terms of the transaction, SCM has sold to Kudelski substantially all of the assets that relate to its Digital TV solutions business, including its office building in France, certain inventory, contracts, trademarks and intellectual property. In addition, approximately 40 employees in Europe and Asia have joined Kudelski.

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About SCM Microsystems

SCM Microsystems is a leading supplier of solutions that open the Digital World by enabling people to conveniently access digital content and services. The company develops, markets and sells the industry’s broadest range of smart card reader technology for secure PC, network and physical access and digital media readers for transfer of digital content to OEM customers in the government, financial, enterprise, consumer electronics and photographic equipment markets worldwide. Global headquarters are in Fremont, California,] with European headquarters in Ismaning, Germany. For additional information, visit the SCM Microsystems web site at www.scmmicro.com.

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About the Kudelski Group

The Kudelski Group (www.nagra.com) is a world leader in digital security. Its technologies are used in a wide range of applications requiring access control and rights management, whether for securing transfer of information (digital television, broadband Internet, video-on-demand, interactive applications, etc.) or to control and manage access of people or vehicles to sites and events. The Kudelski Group is headquartered in Cheseaux-sur-Lausanne, Switzerland, and its stock is listed on the Swiss Market Index.

Nagravision (www.nagravision.com), a Kudelski Group company, is the world’s leading independent supplier of open conditional access systems, DRM and integrated on-demand solutions for content providers and digital TV operators over broadcast and broadband platforms. Its technologies are currently being used by more than 100 leading Pay-TV operators worldwide securing content delivered to over 60 million active smart cards and devices.

NOTE: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include, without limitation, our statement regarding the additional payment of $2 million from Kudelski upon the completion of certain development projects. These statements are subject to risks and uncertainties, which may cause actual results to differ materially from those contemplated herein. Some of the risks and uncertainties that could cause our actual business and operating results to differ include, but are not limited to, product development upon which the contingent $2 million payment is based may require additional time, or may not result in a successful outcome, inc which case the $2 million might not be paid to SCM. For a discussion of further risks and uncertainties related to our business, please refer to our public company reports, including our Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2005 filed with the U.S. Securities and Exchange Commission.

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Note: All trademarks are the property of their respective holders.

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